Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

This Second Amendment to Amended and Restated Loan Agreement (this “Amendment”) is made effective March 26, 2009, by and between Pinnacle Data Systems, Inc. (“Borrower”), and KeyBank National Association, a national banking association (“Lender”).

BACKGROUND INFORMATION

A. On September 30, 2008, Lender made a loan to Borrower in the principal amount of up to $8,000,000 (the “Loan”) pursuant to an Amended and Restated Loan Agreement (the “Original Loan Agreement”), as amended by a First Amendment to Amended and Restated Loan Agreement dated December 24, 2008 (the “First Amendment to Loan Agreement”), and as further amended by this Amendment. The Original Loan Agreement, and the First Amendment to Loan Agreement, as further amended by this Amendment, are sometimes referred to hereinafter, collectively, as the “Loan Agreement.”

B. The Loan is evidenced by a Cognovit Promissory Note Demand Line of Credit dated December 24, 2008 (the “Existing Note”), in the original principal amount of $8,000,000.

C. Borrower has also granted Lender a security interest in all of Borrower’s personal property pursuant to a Security Agreement dated April 8, 2008 (the “Security Agreement”). The Loan Agreement, the Existing Note, the Security Agreement, and any other agreements between Lender and Borrower relating to the Loan are sometimes referred to hereinafter, collectively, as the “Loan Documents” and, individually, as a “Loan Document.” The terms defined in the Loan Agreement shall be used in this Amendment, and have the same meaning as defined in the Loan Agreement, unless a term is otherwise defined in this Amendment. To the extent that there are any inconsistencies between the provisions of this Amendment and the provisions of the Loan Agreement or any of the other Loan Documents, then the applicable provisions of this Amendment shall control and supercede the inconsistent provisions of the Loan Agreement or any of the other Loan Documents.

D. Borrower and Lender desire to make certain amendments to the Loan Agreement and the Note. Accordingly, Lender and Borrower have agreed to enter into this Amendment.

STATEMENT OF AGREEMENT

The parties to this Amendment acknowledge the accuracy of the foregoing Background Information and for adequate consideration received hereby agree as follows:

§1. Acknowledgement. Except as otherwise specifically set forth in this Amendment and Replacement Note (see Section 7), the Demand Line of Credit shall remain as currently set forth in the Loan Documents.

§2. Obligation to Repay Line of Credit. Borrower acknowledges that as of the effective date of this Amendment the outstanding principal balance of the Demand Line of Credit is $                    . Borrower hereby reaffirms its obligation to repay the Demand Line of Credit in full.

§3. Compliance with Loan Documents. Borrower shall comply with all of the terms and provisions of the Loan Documents, as modified by this Amendment and the Replacement Note.

§4. No Waiver of Rights. Nothing contained in this Amendment shall be deemed a waiver of any of the rights and remedies of Lender, at law or in equity, or under the Loan Documents, as modified by this Amendment and the Replacement Note, or under any other agreement evidencing, securing, governing, or pertaining to any obligations evidenced by such Loan Documents.

§5. Borrower Representations and Warranties. Borrower represents and warrants to Lender that: (a) Borrower has the power and authority to execute and deliver this Amendment and the Replacement Note; (b) the officer executing this Amendment and the Replacement Note on behalf of Borrower has been duly authorized to execute and deliver the same and to bind Borrower with respect to the provisions of this Amendment and the Replacement Note; (c) the execution by Borrower of this Amendment and the Replacement Note and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the Articles of Incorporation or Code of Regulations of Borrower or any law applicable to Borrower and will not result in the breach of any provision of or constitute a default under any agreement, instrument, or document binding upon or enforceable against Borrower; and (d) this Amendment, the Replacement Note, and the Loan Documents constitute valid, legal, binding, and enforceable obligations of Borrower in every respect, subject to applicable bankruptcy, insolvency, reorganization, and other similar laws affecting creditors’ rights generally, to general equitable principles, and to applicable doctrines of commercial reasonableness.

§6. Amendments.

(a)	Section 1.2 of the Loan Agreement is hereby amended by deleting the definition of “Borrowing Base” and replacing it with the following:

“Borrowing Base” means (a) 85% of Eligible Accounts plus (b) 30% of Eligible Inventory, but not to exceed $2,500,000.

(b)	Section 1.2 of the Loan Agreement is hereby amended by deleting the definition of “Note” or “Notes” and replacing it with the following:

“Note” or “Notes” shall mean the promissory note(s) signed and delivered by the Borrower to evidence its Indebtedness to the Lender pursuant to Section 2 hereof, and any replacement thereto, including the new $5,500,000 Cognovit Promissory Note from Borrower to Lender attached as Exhibit A to the Second Amendment to Amended and Restated Loan Agreement between Lender and Borrower dated March     , 2009.

(c)	Section 2.1 of the Loan Agreement is hereby amended by deleting the reference to $8,000,000 and replacing it with $5,500,000.

§7. Replacement Promissory Note. Borrower shall execute and deliver to Lender the $5,500,000 Cognovit Promissory Note Demand Line of Credit attached to this Amendment as Exhibit A (the “Replacement Note”) which shall replace the Existing Note and shall evidence the Line of Credit on and after the date of this Amendment.

§8. Fees and Expenses. Borrower hereby agrees to pay or reimburse to Lender all of its reasonable out-of-pocket expenses, including reasonable attorney’s fees and expenses, and filing expenses actually incurred by Lender in connection with this Amendment.

§9. Effect of Modification. Except as expressly modified by this Amendment, all of the terms and conditions of the Loan Agreement and the Note, as they may have been previously modified in writing, shall remain in full force and effect.

LENDER:

KEYBANK NATIONAL ASSOCIATION

By:
Name:	Roger D. Campbell
Title:	Senior Vice President

BORROWER:

PINNACLE DATA SYSTEMS, INC.

By:
Michael R. Sayre, President

EXHIBIT A

NOTE